Exhibit 99.1

DPW Holdings’ Coolisys Power Electronics Business Announces Partner Testing and Expected Orders for Electric Vehicle Charger Product Line

Coolisys to Test Performance of Fast Chargers Including CHAdeMO, CCS, J1772 and Tesla Standards

Newport Beach, CA, September 4, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”), announced that its power electronics business, Coolisys Technologies Corp. (“Coolisys”), along with partner companies, will be conducting tests of its new electric vehicle (“EV”) charger product line, including innovative charging solutions that are expected to produce a full charge for an EV with a 150-mile range battery in just over 30 minutes. The testing will take place at Coolisys’ new headquarters, located at 1635 South Main Street, Milpitas, CA 95035. Coolisys expects that it will receive initial orders for its EV charger products beginning in the fourth quarter of 2020.

The EV charging stations market is projected to reach $27.7 billion by 2027 from an estimated $2.5 billion last year, growing at a compound annual growth rate of 34.7%.

The Coolisys EV charger product line includes level 2 (240V AC) EV chargers for residential and commercial usage and level 3 (480V DC or higher) fast charging solutions for commercial applications. Coolisys EV charger solutions include multiple types of connector standards including CHAdeMO (e.g., Honda, Nissan, Toyota, others), CCS (e.g., BMW, Ford, GM, Jaguar, Volkswagen, others), J1772 and Tesla.

The Coolisys product line includes the following:

AC product line:

7kW single-phase AC slow EV charging

22kW single-phase AC slow EV charging

42kW single-phase AC slow EV charging

DC product line:

60kW triple-phase DC fast EV charging

80kW triple-phase DC fast EV charging

120kW triple-phase DC fast EV charging

160kW triple-phase DC fast EV charging

180kW triple-phase DC fast EV charging

240kW triple-phase DC fast EV charging

320kW triple-phase DC fast EV charging

Coolisys’ President and CEO, Amos Kohn said, “We are looking forward to testing our new EV charger products with our key partner companies. These new products are well positioned to address the expected rapid expansion of infrastructure required to support broad adoption of electric vehicles globally. Our entrance into the EV charger market significantly expands the breadth of our product offerings and we expect to receive initial orders for these products in the fourth quarter of 2020.”

For more information on DPW Holdings and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About Coolisys Technologies Corp.

Coolisys and its portfolio companies and divisions are primarily engaged in the design and manufacture of innovative, feature rich, and top-quality power products for mission critical applications in the harshest environments and life-saving, life sustaining applications across diverse markets including defense-aerospace, medical-healthcare, industrial-telecommunications, and automotive. Coolisys’ headquarters are located at 1635 South Main Street, Milpitas, CA 95035; www.Coolisys.com.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235